EXHIBIT 4.141


UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 17, 2008.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL NOVEMBER 17, 2008.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 4:30 P.M.  (VANCOUVER
TIME)] ON JULY 15, 2010, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

                                     WARRANT
                           to acquire common shares of

                                AMADOR GOLD CORP.

Warrant Certificate                Certificate for ___ Warrants,  each entitling
No. W-2008-07-0O                   the  holder to  acquire  one Share of  AMADOR
                                   GOLD CORP.

THIS CERTIFIES that, for value received, ___, the registered holder hereof (the "Warrantholder"), has the right to receive from AMADOR GOLD CORP. (the "Company"), upon and subject to the terms and conditions hereinafter referred to, as fully paid and non-assessable, ___ common shares (the "Shares") of the Company, as constituted on the date hereof, at the price of $0.30 per Share at any time up to 4:30 p.m. Vancouver time on July 15, 2010.

The right to purchase the Shares may be exercised in whole or in part, by the Warrantholder within the times hereinbefore set out by:

         (a) completing and executing the Subscription Form attached hereto in the manner therein indicated;

         (b) surrendering this Warrant Certificate, together with the completed Subscription Form, to the Company at Suite 711, 675 West Hastings Street, Vancouver, British Columbia, V6B 1N2; and

         (c)      paying  the   appropriate   purchase   price  for  the  Shares
                  subscribed for either in cash or by certified cheque payable to the Company in Vancouver, British Columbia.

Upon surrender and payment, the Company shall issue to the Warrantholder or to such other person or persons as the Warrantholder may direct, the number of Shares subscribed for and will deliver to the Warrantholder, at the address set forth on the Subscription Form, or at such other address as the Warrantholder may direct, a certificate or certificates evidencing the number of Shares subscribed for. If the Warrantholder subscribes for a number of Shares which is less than the number of Shares permitted by this Warrant, the Company shall forthwith cause to be delivered to the Warrantholder a further

Warrant Certificate in respect of the balance of Shares referred to in this Warrant Certificate not then being subscribed for.

Upon the occurrence of one or more events involving the capital reorganization, reclassification, subdivision or consolidation of the capital stock of the Company, or the merger, amalgamation, or other corporate combination of the Company with, or the sale of all or substantially all of its assets to, one or more other entities, or of any other events in which new securities of any nature are delivered in exchange for the issued common shares and such issued common shares are cancelled ("Fundamental Changes"), then at the time of any exercise of the Warrants taking place after such Fundamental Changes, and in lieu of issuing the Shares which, but for such Fundamental Changes and this provision, would have been issued upon such exercise, the Company or its successor shall issue instead that number and class of shares and other securities and property that would have been delivered as a result of the Fundamental Changes in exchange for those Shares which the Warrantholder would have been entitled to receive upon such exercise if such exercise had occurred prior to the occurrence of the Fundamental Changes. The adjustments provided for in this section, including the subscription price and the number and classes of shares which are to be received on the exercise hereunder are cumulative.

If at any time while this, or any replacement, Warrant is outstanding:

         (a) the Company proposes to pay any dividend of any kind upon its common shares or make any distribution to the holders of its common shares;

         (b) the Company proposes to offer for subscription pro rata to the holders of its common shares any additional shares of stock of any class or other rights;

         (c)      the   Company   proposes   any   capital   reorganization   or
                  classification   of  its  common   shares  or  the  merger  or
                  amalgamation of the Company with another corporation; or

         (d) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall give to the Warrantholder at least seven days prior written notice (the "Notice") of the date on which the books of the Company are to close or a record is to be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, amalgamation, dissolution, liquidation or winding-up. The Notice shall specify, in the case of any such dividend, distribution or subscription rights, the date on which holders of common shares of the Company will be entitled to exchange their common shares for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

The holding of this Warrant Certificate shall not constitute the Warrantholder a shareholder of the Company.

Nothing contained herein confers any right upon the Warrantholder or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to 4:30 p.m. Vancouver time on July 15, 2010, and from and after such time, this warrant and all rights hereunder will be void.

The Warrants represented by this Warrant Certificate are non-transferable. Any common shares issued pursuant to this Warrant prior to November 17, 2008 will bear the following legend:

         "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 17, 2008.

         WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL NOVEMBER 17, 2008.

Time shall be of the essence hereof.

This Agreement shall be governed by the laws of the Province of British Columbia and the laws of Canada in force in the Province of British Columbia.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the 16TH day of July, 2008.


AMADOR GOLD CORP.

Per:
     ---------------------------------------
     Authorized Signing Officer

                                SUBSCRIPTION FORM

TO:      AMADOR GOLD CORP.
         Suite 711
         675 West Hastings Street
         Vancouver, B.C.
         V6B 1N2

--------------------------------------------------------------------------------
THE UNDERSIGNED Holder of the within Warrants hereby irrevocably subscribes for the number of common shares of AMADOR GOLD CORP. set forth below, issuable pursuant to the within Warrants on the terms specified in the Warrant Certificate.

         The undersigned hereby directs that the said common shares be issued as follows:

----------------------- --------------------------- ----------------------------
     NAME(S) IN FULL             ADDRESS(ES)           NUMBER OF COMMON SHARES
----------------------- --------------------------- ----------------------------

----------------------- --------------------------- ----------------------------

----------------------- --------------------------- ----------------------------

----------------------- --------------------------- ----------------------------

----------------------- --------------------------- ----------------------------

--------------------------------------------------------------------------------

[Please print. If securities are issued to a person other than Warrantholder, the Holder must pay to the Company all eligible taxes and other duties and the signature of the person must be Medallion Guaranteed by a Bank or Trust Company or by a Member of the Vancouver, Toronto, Montreal of New York Stock Exchange.]

DATED this ____ day of _____________________, 200__.

                                    )
                                    )
----------------------------------- )          ---------------------------------
Witness                                        Signature

                                               ---------------------------------
                                               Print Full Name

                                               ---------------------------------
                                               Address In Full

                                               ---------------------------------

                                               ---------------------------------


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